EXHIBIT 10.45

             FORGIVENESS OF PROMISSORY NOTE DATED DECEMBER 31, 2006
              IN THE AMOUNT OF $3,200 PAYABLE TO MICHAEL A. BOWDEN




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                               MICHAEL A. BOWDEN
                                2945 YATES STREET
                             DENVER, COLORADO 80212





December 31, 2006




Pedro E. Racelis III (Pete)
China Wireless Communications, Inc.
1746 Cole Boulevard, Suite 225
Golden, Colorado 80401

Subject: Forgive Loan (Convertible Note #12, Dated December 27, 2006 for $3,200USD)

Dear Pete:

As an officer of the company, I understand the financial situation of the company and I hereby forgive the loan totaling $3,200 USD, Convertible Note #12, to China Wireless Communications, Inc. effective immediately.

Sincerely,


/s/ MICHAEL A. BOWDEN

Michael A. Bowden